UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

Park Sterling Corporation

(Exact name of registrant as specified in its charter)

North Carolina	001-35032	27-4107242
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1043 E. Morehead Street, Suite 201, Charlotte, NC	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 716-2134

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting (the “Special Meeting”) of the shareholders of Park Sterling Corporation (“Park Sterling”) was held on October 25, 2017 for the purpose of submitting the following proposals to a vote of Park Sterling’s shareholders as of September 8, 2017, the record date for the Special Meeting:

(i)

to approve the Agreement and Plan of Merger, dated as of April 26, 2017, by and between Park Sterling and South State Corporation, pursuant to which Park Sterling will merge with and into South State (the “Merger Proposal”);

(ii)	to adjourn the Park Sterling special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal (the “Adjournment Proposal”); and

(iii)

to adopt an advisory (non-binding) resolution approving the compensation that certain executive officers of Park Sterling may receive in connection with the merger pursuant to existing agreements or arrangements with Park Sterling (the “Compensation Proposal”).

At the Special Meeting, Park Sterling shareholders as of the record date approved the Merger Proposal and the Compensation Proposal. Because a majority of Park Sterling shareholders entitled to vote at the Special Meeting voted to approve the Merger Proposal, the Adjournment Proposal was not submitted for a vote at the Special Meeting. A total of 42,874,491 shares of Park Sterling common stock, representing approximately 80.4% of the outstanding shares entitled to vote, were present in person or represented by proxy at the Special Meeting. The voting results on each matter submitted to the shareholders of Park Sterling are set forth below:

Approval of the Merger Proposal:

For	Against	Abstentions	Broker Non-Votes
42,393,712	94,694	386,085	-

Approval of the Compensation Proposal

For	Against	Abstentions	Broker Non-Votes
39,280,394	3,122,803	471,291	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2017

PARK STERLING CORPORATION

By:	/s/ Donald K. Truslow
Donald K. Truslow Chief Financial Officer